UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

NxStage Medical, Inc. ("NxStage") and Gambro Renal Products, Inc. (“Gambro”) are parties to an Extracorporeal Disposables Distribution Agreement dated as of June 12, 2009 (as amended, the “Gambro Agreement”) pursuant to which Gambro agreed to exclusively supply NxStage’s blood tubing sets in the United States to DaVita Inc. and its affiliated entities through June 2014.  Effective January 2, 2014, NxStage and Gambro amended the Gambro Agreement to extend its term through December 31, 2015, with annual renewals thereafter unless terminated by either party with 6 months’ prior notice.

Item 8.01        Other Events

As previously disclosed, in February 2012 Gambro filed a civil complaint against NxStage alleging, among other things, violations of Section 43(a) of the Lanham Act and Massachusetts General Laws Chapter 93A.  Effective January 2, 2014, Gambro and NxStage agreed to a settlement of this litigation without any admission of wrongdoing or liability by either party and dismissal of all related claims with prejudice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer
Date: January 6, 2014